UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007 (December 13, 2007)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS 39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

On December 13, 2007, Xfone, Inc. (the “Registrant” or the “Company”), entered into Subscription Agreements with: (i) XFN-RLSI Investments, LLC, an entity affiliated with Richard L. Scott Investments, LLC, a U.S. institutional investor, which agreed to purchase 800,000 Units, each of which consists of two shares of the Registrant's common stock and one warrant to purchase one share of common stock at a price of $6.20 per Unit ("Unit"), for a total subscription amount of $4,960,000; and (ii) certain investors affiliated with or who are customers of Gagnon Securities LLC who agreed to purchase an aggregate of 500,000 Units, for a total subscription amount of $3,100,000.  The warrants are exercisable for a period of five years from issuance at an exercise price of $3.10 per share.

XFN-RLSI Investments, LLC is not an affiliate of the Registrant.

The abovementioned offering (the "Offering") was made pursuant to the 4(2) exemption under the Securities Act of 1933, as amended.  The Offering was made by the Registrant acting without a placement agent.

The aggregate subscription amount to be received by the Registrant for the sale of the aggregate 1,300,000 Units in connection with the Offering is $8,060,000 which will be held in escrow for the benefit of the Registrant pending the receipt by the Registrant of approvals from the American Stock Exchange and the Tel Aviv Stock Exchange for the listing of the shares (including those underlying the warrants), as well as the closing of the acquisition of NTS Communications, Inc., details of which were included in the Company’s Current Report on Form 8-K dated August 22, 2007.

The form of Subscription Agreement entered into between the Registrant and the investors and the form of Warrant are attached hereto as Exhibits 10.111 and 10.112 respectively, and are incorporated herein by reference.

The foregoing summary of the transaction, the Subscription Agreement and the Warrant is qualified in its entirety by reference to the definitive transaction documents, a copy of which are attached as an exhibit to this Current Report on Form 8-K.

Item 7.01                                Regulation FD Disclosure

As previously disclosed on a Current Report on Form 8-K dated December 3, 2007, the Registrant had received a rating letter from Midroog Limited, an Israeli rating company affiliated with Moody’s Investor Services ("Midroog"), notifying the Registrant that it had assigned a rating of A3 to a bond offering in Israel in connection with the financing of its acquisition of NTS Communications, Inc. (the "NTS Acquisition").

The Company is honored to report, that on December 13, 2007 (the "Date of Issuance”), the Company accepted offers, for the issuance of securities to Israeli institutional investors, for total gross proceeds of NIS 100,382,100 (approximately $25,413,189) par value bonds (Series A) (the "Bonds”). The Bonds are issued for an amount equal to their par value.

A summary of the main terms of the Bonds follows:

The Bonds will pay annual interest at a rate of 9% that will be paid semi-annually on the 1st of June and on the 1st of December of every year from 2008 until 2015 (inclusive).  The principal of the Bonds will be repaid in 8 equal annual payments on the 1st of December of every year from 2008 until 2015 (inclusive). The principal and interest of the Bonds is linked to the Israeli Consumer Price Index (“CPI”).

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Within the framework of the conditions of the Bonds' offering, the Company has committed, among other things, as follows:

1.1
To make an effort and to take all actions that are reasonably required, subject to the law and the rules of the Tel Aviv Stock Exchange Ltd. (the “TASE”), to list the Bonds for trading on the TASE, such that restrictions on resale will not apply in accordance with Section 15c of the Israeli Securities Law 5728-1968 (the “Israeli Securities Law”) on the holders of the Bonds, no later than 12 months from the Date of Issuance.

1.2
Immediately after the issuance the Company will apply to the TASE to list the Bonds as a “non-tradable security” with the TASE Clearing House, at the discretion of the Company, subject to the law and the rules of the TASE.

1.3
Starting from the date of the Bonds’ listing for trade on the TASE, to the extent such listing occurs, the interest rate payable for the unpaid balance of the Bonds will be reduced by 1% (to an annual interest rate of 8%).

1.4
Until the Bonds are listed for trade on the TASE, in the event that the rating of the Bonds is reduced from the rating given them at their issuance - A3 by Midroog - to Baa1 (or an equivalent rating by another rating company), the annual rate of interest on the Bonds will increase by 0.25%.

1.5
If the Bonds are not listed for trading within 12 months from the Date of Issuance, any holder of the Bonds will be allowed (but not required), to redeem his Bonds, in whole or in part, in an early redemption.

1.6
In the event that by March 31, 2008 the conditions for the release of the proceeds of the offering by the Trustee, as set forth in the Trust Deed of the Bonds, are not met, the issuance will be canceled and the Trustee will return the proceeds of the offering to the holders of the Bonds, along with interest at an annual rate of 9%, linked to the CPI, for the period from the Date of Issuance until the date of the return of the proceeds as stated.  The interest from the proceeds of the offering that have accumulated in the trust account will be transferred to the Company. The applicable conditions are: (i) that the Company raises an aggregate of at least $20.0 million in equity financings (this condition has been satisfied subject to the receipt of certain regulatory approvals); and (ii) that the conditions (which are not related to the financing of the acquisition) for the consummation of the NTS Acquisition have been met.

1.7
The occurrence of certain events in connection with the Company may lead to the requirement to immediately redeem the Bonds. Among those events are: (1) customary events such as non-payment, the appointment of a liquidator or temporary or permanent conservator, whose appointment is not canceled within a certain period of time, the placement of a lien on substantive assets of the Company, the realization of pledges on substantive assets of the Company, the termination of the Company and when a bank requires immediate repayment of a substantive amount of credit; (2) specific events that relate to the period before the Bonds are listed for trade on the TASE such as the reduction of the rating of the Bonds to Baa2 of Midroog (or an equivalent rating of another rating company) or to a lower rating, if the Company issues additional bonds in a manner that causes the current rating of the Bonds to be reduced, if the Bonds cease to be rated for a period greater than 30 days, if the proportion of the debt to EBITDA increases above 4:1, if the Company ceases to control (directly and/or indirectly) NTS Communications (for this purpose “control” has the meaning as defined in the Israeli Securities Law) and in the event that Mr. Guy Nissenson ceases to serve as President and CEO of the Company; (3) additional specific events such as the payment of a dividend that will cause the proportion of the shareholders equity to the Company’s balance sheet to be lower than 25%.

2.
Additionally, the Company has undertaken that upon the transfer of the proceeds of the offering to the Company by the Trustee (which will not occur until the satisfaction of the conditions set forth in 1.6 above) it will issue the holders of the Bonds, for no additional consideration, 1,000,000 (non-tradable) Warrants, each exercisable at an exercise price of $3.50 with a term of 4 years.

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The Company has committed that it will act to register, in accordance with the U.S. Securities Act of 1933, as amended, (the “Securities Act”) the shares underlying said Warrants within 12 months from the date of the issuance of the Warrants. If the Company does not fulfill its commitment as above, the Warrants will be canceled and the Company will pay the holders of the Warrants, as an exclusive remedy, the amount of NIS 2 (approximately $0.5) for each cancelled Warrant.

3.
Each of the institutional investors represented that it is an institutional investor classified as a type of investor listed in the first supplement to the Israeli Securities Law, for the purposes of Section 15a(b)(1) of the Israeli Securities Law; that its offer was for itself and/or for customers that are investors listed in Section 5a(b)(1) of the Israeli Securities Law, respectively.

Each of the institutional investors has also declared that it knows and understands, that the private placement is being done in Israel only (and not in the U.S.) and is intended only for Israeli residents, that are in Israel (and not in the U.S.) and not for U.S. persons (“U.S. Person”) as they are defined in Regulation S regulated under the Securities Act.  Each of the institutional investors has declared and confirmed, that it is incorporated and active in Israel, and that it is not a U.S. Person, and that it is not located outside of Israel at the time of the filing of the offer.  Each of the institutional investors has declared that it knows that it will not be allowed to take action to sell the Bonds and Warrants in the U.S. and/or to a U.S. Person. Each of the institutional investors has declared and confirmed that the Bonds, Warrants and shares that may result from the exercise of the Warrants, are not acquired for the purpose of “distribution” (as this term is defined in the US securities laws) in the U.S.

According to an agreement entered into as of December 12, 2007, between the Company and Excellence Nessuah (1993) Ltd. (“Excellence Underwriters”) and First International & Co. - Underwriting and Investments Ltd. (“First International Underwriters”) (the "December 12, 2007 Agreement"), Excellence Underwriters and First International Underwriters undertook to serve as the pricing underwriters for the prospectus to be filed with the Israeli Securities Authority and the TASE for the listing for trade of the Bonds on the TASE (“Commitment to Serve as a Pricing Underwriter”). The Commitment to Serve as a Pricing Underwriter is subject to the fulfillment of the requirements of the Israeli Securities Law in connection with the prospectus, that every irregularity found during the due diligence, if any, will be corrected, and that the Company and said underwriters will enter into a customary underwriting agreement. In connection with Excellence Underwriters and First International Underwriters Commitment to Serve as a Pricing Underwriter and the services rendered by them to the Company in connection with the Bonds offering, the Company agreed to pay Excellence Underwriters and First International Underwriters a fee equal to 3% of the proceeds of the offering, 1% to be paid upon the receipt of the proceeds of the offering by the Trustee, and the additional 2% to be paid upon the release to the Company of the proceeds of the offering by the Trustee. In the event that the conditions set forth in 1.6 above are not met, the Company will not be paid back the 1% payment.

In addition, the Company will pay its consultant, Dionysos Investments (1999) Ltd. (“Dionysos”) a success fee equal to 0.5% of the proceeds of the offering, pursuant to that certain First Amendment to Financial Services and Business Development Consulting Agreement by and among the Company and Dionysos dated February 8, 2007 (the “Dionysos Consulting Agreement”). The Dionysos Consulting Agreement was more fully described in the Company's Current Report on Form 8-K filed February 8, 2007.

To the Company’s best knowledge and based on information that was provided to it by Excellence Underwriters and First International Underwriters, the requirements of the Israeli law have been fulfilled regarding the prohibition on conflicts of interest between an underwriter and its associates and between an underwriter and an issuer, including in connection with a sale through a non-uniform offer.

Under the terms of the offering, each investor has to pay the Company an amount equal to the par value of the Bonds purchased by it.

The proceeds of the offering shall only be utilized for the NTS Acquisition or for working capital in connection therewith.

The Trust Deed (including the form of the Bond), the Warrant and the December 12, 2007 Agreement were signed in Hebrew, and are currently in the process of being translated to English. The Registrant intends to file a Current Report on Form 8-K containing the translation of said documents once the English translations are available.

Item 9.01                                Financial Statements and Exhibits

Exhibit Nos.:                                           Description

10.111                                           Form of Subscription Agreement entered into as of December 13, 2007.

10.112                                           Form of Warrant to be issued.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2007                                                                                     Xfone, Inc.

By:  /s/ Guy Nissenson
Guy Nissenson
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Nos.                                                      Description

10.111                                                      Form of Subscription Agreement entered into as of December 13, 2007.

10.112                                                      Form of Warrant to be issued.

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